COMPLIANCE MANUAL – SCHRODER INVESTMENT NORTH AMERICA INC.

CODE OF ETHICS
TABLE OF CONTENTS
SCOPE AND PURPOSE ...........................................................................................................................................................	2
OUTSIDE DIRECTORSHIPS ....................................................................................................................................................	3
OUTSIDE EMPLOYMENT........................................................................................................................................................	3
PRIVATE SECURITIES TRANSACTIONS AND TAX SHELTERS ..............................................................................................	4
INSIDER TRADING POLICY....................................................................................................................................................	5
MATERIALITY..................................................................................................................................................................	5
PROCEDURES AND RESPONSIBILITIES OF ACCESS AND ASSOCIATED PERSONS .........................................................	6
PENALTIES""""""""""""...........................................................................................................................................7
SPECIAL PROVISIONS FOR TRADING IN THE SECURITIES OF SCHRODERS PLC ............................................................	7
STOP LIST"""""". .............................................................................................................................................................7
PERSONAL SECURITIES TRANSACTIONS POLICY...............................................................................................................	8
COVERED SECURITIES .............................................................................................................................................	8
PRE-CLEARANCE.......................................................................................................................................................	8
COVERED ACCOUNTS...........................................................................................................................................	11
MANAGED ACCOUNTS .........................................................................................................................................	12
OPENING A NEW COVERED ACCOUNT ..............................................................................................................	13
TRADING IN SECURITIES OF COMPANIES WHERE ADVISER HOLDS SIGNIFICANT
POSITION .......................................................................................................................................................	13
BLACK OUT PERIODS – ACCESS PERSONS ONLY..............................................................................................	14
REPORTING REQUIREMENTS ..............................................................................................................................	14
GRANTING OF EXCEPTIONS ...............................................................................................................................................	17
APPENDIX A OF THE CODE OF ETHICS – APPROVERS .....................................................................................................	19
APPENDIX B OF THE CODE OF ETHICS – DESIGNATED BROKERS..................................................................................	20
APPENDIX C OF THE CODE OF ETHICS – RULE SET ..........................................................................................................	21
APPENDIX D OF THE CODE OF ETHICS – REPORTABLE FUNDS......................................................................................	22

SCHRODERS US COMPLIANCE MANUAL: APPENDIX A – CODE OF ETHICS

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SCOPE AND PURPOSE

This document is the Code of Ethics (the "Code") for Schroder Investment Management North America Inc. (the "Adviser"), as required by Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act").

The purpose of the Code is to set standards of conduct that govern the activities of all personnel, to ensure that business is conducted in a manner that meets the high standards required by our fiduciary duty to clients, and in compliance with all legal and regulatory requirements to which the firm is subject.

This Code applies to all officers, directors and employees (full and part time) of the Adviser ("Access Persons"). Certain consultants to the Adviser may also be deemed as Access Persons and subject to this Code.

Sections of this Code also apply to any persons who work for the firm in a Financial Operations Principal ("FINOPs") capacity. FINOPs are offsite persons who are associated with the firm's affiliated broker dealer, Schroder Fund Advisors LLC ("SFA"). These individuals are deemed "Associated Persons" rather than Access Persons.

All persons employed by any subsidiary of Schroders plc ("Schroders") other than the Adviser who, in connection with their duties, are aware of securities under consideration for purchase or sale on behalf of clients, as well as personnel who are aware of portfolio holdings of registered investment companies advised or sub-advised by the Adviser or its affiliates [as listed on Appendix D] ("Reportable Funds"), are covered by the Codes of Ethics applicable to those entities, and to the Group Policies relating to ethics and personal securities trading.

In carrying out their job responsibilities, all Access Persons or Associated Persons must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. In addition, all Access Persons or Associated Persons must: maintain professional integrity and behave with ethical conduct; place the interests of clients and the integrity of the investment profession above their own personal interests; use professional judgment when engaging in all professional activities and encourage peers to do the same; behave in a manner that reflects well on themselves and Schroders; and strive to maintain and improve their professional competence and the professional competence of their peers.

Any breach by an Access Person or Associated Person of the laws, regulations and procedures outlined in the Code of Ethics will be deemed to be a violation of the terms of his or her employment with the Adviser or his or her association with SFA, and may result in disciplinary action and/or dismissal, in addition to any other penalties or liabilities resulting from such violation.

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The Code imposes restrictions on personal securities transactions that are reasonably designed to prevent any conflict of interest, or the appearance of any conflict of interest, between Access Persons' or Associated Persons' trading for their personal accounts and securities transactions initiated or recommended for clients.

The Code also provides procedures to ensure that securities transactions undertaken by Access Persons or Associated Persons, whether for clients or for personal purposes, do not involve the misuse of material non-public information- including sensitive information relating to client portfolio holdings and transactions being considered to be undertaken on behalf of clients. Therefore, incorporated within the Code are an Insider Trading Policy and a Personal Securities Transactions Policy.

These Policies contain procedures that must be followed by all personnel pursuant to Rule 204A-1 and Rule 204-2(a)(12) under the Advisers Act, Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act") and Section 204A of the Advisers Act. To the extent that associated persons of SFA are subject to the Code, it incorporates the requirements of Section 20A of the Securities Exchange Act of 1934 (the "Exchange Act").

OUTSIDE DIRECTORSHIPS

Access Persons may not serve on the board of directors (or the equivalent) of any publicly listed or traded issuer, except with the prior written authorization of the Chief Executive Officer of the Adviser or, in his or her absence, the Chief Executive Officer. Associated Persons must receive similar written authorization from the President of SFA.

That authorization may be granted based only upon a determination that the board service would be consistent with the interests of Schroders and its clients. If permission to serve as a director is given, the issuer will be placed permanently on the Global Stop List.

Transactions in that issuer's securities for client and personal securities accounts may be authorized when certification has been obtained from that issuer's Secretary, or similar officer, that its directors are not in possession of material price sensitive information with respect to its securities.

OUTSIDE EMPLOYMENT

No Access Person or Associated Person may engage in any form of outside business relationship without first making a written request to do so and obtaining the written consent of the Adviser or SFA, respectively.

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Outside business activities must be logged on MyCompliance via the "Outside Activity" section of the MyCompliance dashboard. Once submitted, the information is routed for line manager, Human Resources, and Compliance review. The Access Person is notified through an email auto-generated from the MyCompliance system if/when their request is approved. Access Persons or Associated Persons must receive prior written approval of the Chief Compliance Officer or the General Counsel to receive a fee from any outside source for activities in the financial services or other investment related fields. For the purposes of this restriction, outside employment includes self-employment, whether in an individual capacity or through an entity in which the Access Person or Associated Person has an interest.

In addition, all Access Persons or Associated Persons are required to disclose any personal relationship which may potentially create a real or perceived conflict of interest with their responsibilities at Schroders. Such potential conflicts include, but are not limited to, situations where a child, partner or other member of the household is employed as an investment professional at a competitor or a trader at one of our potential counterparties. Any such relationships should be disclosed in MyCompliance in the "Certifications" section of the MyCompliance dashboard.

PRIVATE SECURITIES TRANSACTIONS AND TAX SHELTERS

No Access Person or Associated Person may participate in any type of private placement or tax shelter without obtaining the advance consent of their direct supervisor (for Associated Persons) and the Chief Compliance Officer. The Access Person or Associated Person must submit the information and certification specified in the Personal Securities Transaction Policy.

Only passive investments (without operational, management or promotional duties) in a private securities transaction are permitted. FINRA Rule 3280 requires that Associated Persons of SFA contemplating private securities transactions must submit a detailed request to participate to the firm, which must issue permission to proceed. This request may be submitted electronically through MyCompliance and will be routed to the designated Compliance Officer for SFA.

Exiting a private placement or tax shelter, whether by sale or redemption, does not need to be approved but the transaction must be reported to Compliance in the Access Person's next quarterly transactions report and the next annual holding report.

Additional capital calls by a private investment vehicle that the supervisor and Compliance have already approved do not need to be pre-cleared, however a confirmation of such activity should be included in the next quarterly transaction report.

No Access Person or Associated Person who is a registered representative licensed with FINRA under the supervision of SFA may receive selling compensation in connection with a private

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securities transaction or tax shelter not offered through SFA. Any Access Person or Associated Person engaged in selling activity other than in connection with his or her duties as a registered representative must obtain prior permission in writing from his or her supervisor and the Chief Compliance Officer.

INSIDER TRADING POLICY

THE SCOPE AND PURPOSE OF THIS POLICY

It is a violation of United States federal law and a serious breach of the Adviser's policies for any Access or associated person to trade in, or recommend trading in, the securities of a issuer for his/her personal gain, or on behalf of the firm or its clients, while in possession of material, non-public information ("inside information") which may come into his/her possession either in the course of performing his/her duties, or through a breach of any duty of trust and confidence.

Such violations could subject you, the Adviser, and its affiliates, to significant civil and criminal liability, including the imposition of monetary penalties, and could also result in irreparable harm to the reputation of the Adviser. Tippees (i.e., persons who receive material, non-public information) may also be held liable if they trade or pass along such information to others.

Further, it is a violation of anti-fraud provisions of the Advisers Act for Access Persons or Associated Persons who are aware of transactions being considered for clients, or are aware of the portfolio holdings in the reportable funds to which the Adviser (or an affiliate) acts an adviser, to disclose such information to a party who has "no need to know" or to trade on such information for personal gain by, among other things, front-running or market timing.

The US Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires all broker- dealers and investment advisers to establish and enforce written policies and procedures reasonably designed to prevent misuse of material, non-public information.

The provisions of ITSFEA apply both to trading while in possession of such information, and to communicating such information to others who might trade on it improperly.

MATERIALITY

Material information about transactions that the Adviser undertakes on behalf of clients is proprietary to the firm. Use of that information by Access and associated persons in personal securities dealings—or communication of the information to others with the expectation that they will trade--violates the duties that Access and associated persons owe to the Adviser and its clients.

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Information that Access Persons and Associated Persons obtain through research, or through communications with issuers on behalf of the Adviser, belongs to the Adviser and may not be used in connection with personal securities transactions other than in compliance with the personal securities transactions provisions of this Code of Ethics.

Where Access Persons or Associated Persons receive information from issuers or research providers that they believe is material and non-public in the course of their duties for the Adviser, they must immediately notify the General Counsel or Chief Compliance Officer.

Information which emanates from outside an issuer, but may affect the market price of an issuer's securities, can also be inside information. For example, material, non-public information can originate within the Adviser itself. This would include knowledge of activities or plans of an affiliate, or knowledge of securities transactions that are being considered or executed by the Adviser itself on behalf of clients.

Material, non-public information can also be obtained from knowledge about a client that a person has discovered in his/her dealings with that client. Material, non-public information pertaining to a particular issuer could also involve information about another issuer that has a material relationship to the issuer, such as a major supplier's decision to increase its prices. Moreover, non- public information relating to portfolio holdings in a Reportable Fund should not be used to market-time or engage in other activities that are detrimental to the Reporting Fund and its shareholders.

In addition, Rule 14e-3 under the Exchange Act makes it unlawful to buy or sell securities while in possession of material information relating to a tender offer, if the person buying or selling the securities knows, or has reason to know, that the information is non-public and has been acquired, directly or indirectly, from the person making, or planning to make, the tender offer, from the target company, or from any officer, director, partner or employee or other person acting on behalf of either the bidder or the target company.

This rule prohibits not only trading, but also the communication of material, non-public information relating to a tender offer to another person in circumstances under which it is reasonably foreseeable that the communication will result in a trade by someone in possession of the material non-public information. All staff is subject to the Global Market Abuse Policy which provides further guidance on what may be regarded as abusive behaviors.

PROCEDURES AND RESPONSIBILITIES OF ACCESS AND ASSOCIATED PERSONS

Please see Compliance's Market Abuse Policy located on the Compliance intranet page for prohibitions regarding persons who acquire material non-public information.

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PENALTIES

Penalties for trading on or communicating material, non-public information are severe, both for the individuals involved in such unlawful conduct and their employers. Under the law, a person can be subject to some or all of the penalties below, even if s/he does not personally benefit from the violation. Penalties include:

1)civil injunctions;

2)disgorgement of profits;

3)treble damages – fines for the Access Person or Associated Person who committed the violation, of up to 3 times the profit gained or loss avoided, whether or not the person actually benefited;

4)fines for the employer or other controlling person of up to the greater of $1,000,000, or 3 times the profit gained or loss avoided; and

5)imprisonment.

SPECIAL PROVISIONS FOR TRADING IN THE SECURITIES OF SCHRODERS PLC

Special restrictions apply to trading in the securities of Schroders plc because staff, by virtue of their employment, may be deemed to have inside information:

1.Securities of Schroders plc will not be purchased for any client account without the permission of that client, and then only if permitted by applicable law.

2.Personal securities transactions in the securities of Schroders plc are subject to blackout periods and other restrictions which are outlined in the UK Staff Dealing Rules. These can be found on the Group Compliance intranet page. A trade request must be submitted via MyCompliance and approved by the UK Corporate Secretariat prior to trading.

STOP LIST

Schroders maintains a Global Stop List that includes company securities for which one or more persons at the Adviser and its affiliates may hold price sensitive information. The Stop List locally is maintained by the US Compliance team.

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PERSONAL SECURITIES TRANSACTIONS POLICY

All Access Persons are subject to the restrictions contained in this Personal Securities Transactions Policy (the "Policy") with respect to their transactions in Covered Securities (defined below). Temporary and seconded employees may be subject to some or all provisions of the Policy, as specified.

COVERED SECURITIES: Securities, such as equities, fixed income instruments, ETFs, and derivatives of those securities, including options, are covered by this Policy. The same limitations pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

Not covered by this Policy are:

∙shares in any open-end US registered investment company (mutual fund) that is not a Reportable Fund

∙shares issued by money market funds

∙shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

∙Securities which are direct obligations of the U.S. Government (i.e., Treasuries).

∙bankers' acceptances, bank certificates of deposit, commercial paper, bitcoins, currencies, repurchase agreements and other high quality short-term debt instruments1

If this policy treats a security as not covered, you may purchase or sell it without obtaining pre-clearance and you do not have to report it. Accounts holding only securities not covered by this policy are not required to be held at a designated broker (listed in Appendix B). However, if the account has brokerage capabilities, you must still report the account.

PRE-CLEARANCE

The following section addresses how to obtain pre-clearance, when you may trade and how to establish an account.

If you fail to pre-clear a transaction in a Covered Security, you may be monetarily penalized and/or be subjected to a personal trading suspension. Violations of this Policy will be reported to the Adviser's Executive Committee and will result in reprimands that could also affect your employment with Schroders.

1High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

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Pre-clearance is obtained by completing an electronic trade request which can be found on the MyCompliance dashboard. Trade requests are submitted by requesting a quantity in a security. In the event that the MyCompliance system is not working, pre-clearance can be obtained by submitting an email to the Compliance department.

Approvals can be influenced by a variety of factors, including: the sensitivity of the position of the person submitting the request, principal amount of the trade, market capitalization, and trading or investment activity in the security for the benefit of clients.

When submitting a trade request, you are assumed to be representing that you have read and agree to be bound by the Code of Ethics, including its Insider Trading Policy and Personal Securities Transaction Policy, and that the proposed transaction, to your knowledge, complies with all the rules and restrictions established within the applicable policies.

1.Pre-clearance is valid until close of business on the same day that the pre-clearance is granted. If the transaction has not been executed within that timeframe, a new pre-clearance must be obtained.

2.Pre-clearance for securities listed on non-US exchanges is valid until the close of business on the following business day in order to compensate for different time zones.

3.It is Schroders' policy to discourage excessive personal trading on the part of its Access Persons.

If you wish to purchase an initial public offering2 or securities in a private placement3, you must obtain permission from your direct supervisor (for Access Persons) and the Chief Compliance Officer. In such cases, an Access Person would submit a trade request via MyCompliance. If approved appropriate records will be maintained in writing by the Chief Compliance Officer in accordance with Rule 17j-1(f)(2).

The Compliance Officer will not approve transactions in securities that are not publicly traded, unless the Access Person or Associated Person provides such documents as the Compliance Department requests and the Chief Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Adviser would have no foreseeable interest in investing in such security or any related security for the account of any Client.

2An IPO is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to reporting requirements under the federal securities laws.

3A private placement is an offering of securities that are not registered under the Securities Act because the offering qualified for an exemption from the registration provisions.

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The following transactions do not require pre-clearance:

∙Transactions in an account over which the Access Person has no direct or indirect influence or control such as where investment discretion is delegated in writing to an independent fiduciary

("Managed Account" – see definition on page 14). Access Persons must provide such evidence of delegation of investment discretion as the Compliance Department requests and provide copies of account statements.

∙Transactions which are non-volitional on the part of the Access Person (e.g., receipt of securities pursuant to a stock dividend or merger, a gift or inheritance). However, the volitional sale of securities acquired in a non-volitional manner is treated as any other transaction and subject to pre-clearance. This may include where options are exercised against a call written by the Access Person or where securities are exchanged for cash or other securities as part of a business transaction.

∙Purchases of the securities of an issuer through an automatic investment plan which makes periodic purchases (or withdrawals) automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation are permitted. An automatic investment plan includes a dividend reinvestment plan ("DRIP"). Documentation concerning the plan and the standing instruction for the plan should be provided to Compliance before initiating such a plan. Any transactions in such a plan other than according to a predetermined schedule are subject to pre-clearance. Exceptions may be granted on a case by case basis by the Chief Compliance Officer.

∙The receipt or exercise of rights issued by an issuer on a pro rata basis to all holders of a class of security and the sale of such rights are permitted without pre-clearance. (This includes transactions in The Swiss Helvetia Fund during its blackout period.) However, if you buy or sell rights issued to you in a transaction with a third party, the transaction must be pre- cleared. If, to your knowledge, the Advisory Group (as that term is defined on page 14 in the "Trading in Securities of Companies Where Adviser Holds Significant Position" section) holds more than 10% of the outstanding share capital of the issuer, you must pre- clear the exercise of those rights.

∙Tender of shares already held into an offer if the tender offer is open on the same terms to all holders of the securities covered by the offer. (This includes transactions in The Swiss Helvetia Fund during its blackout period.)

∙Conversion of convertible securities or participation in exchange offers provided that the conversion or offer is available on the same terms to all holders.

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∙Transactions in collective investment schemes offered by plans that qualify under Section 529 of the Internal Revenue Code. Although exempt from pre-clearance, such transactions must be reported unless the securities purchased through the plan would not independently be covered security under the Code of Ethics.

HOLDING PERIODS

Short Term Trading: All Access Persons are strongly advised against short-term trading and are prohibited from making trades that expose them to material open-ended liabilities. This includes short selling, CFD investing, spread betting and leveraged account management without putting an appropriate stop-loss mechanism in place.

Any Access Persons who appear to have established a pattern of short term trading may be subject to additional restrictions or penalties including, but not limited to, a limit or ban on future personal trading activity and a requirement to disgorge profits on short-term trades.

All Covered Securities are subject to a 60 calendar day holding period. Trades in Reportable Funds are also subject to the 60 day holding period. Securities may not be sold or bought back within 60 days after the original transaction without the permission of the Chief Compliance Officer who has exemptive authority to override the 60 day holding policy for good cause shown.

Schroders plc shares purchased in the market (rather than forming part of a remuneration award) are subject to a one-year holding period.

Non volitional exceptions:

∙The Short Term Trading Prohibition shall not pertain to the exercise of a call sold by an Access Person to cover a long position. However, although an Access Person may purchase a put to cover a long position, the exercise of such put will only be approved if the underlying security was held for the minimum required period (60 calendar days). The exercise of a covered put is subject to the same pre-clearance and reporting requirements as the underlying security.

COVERED ACCOUNTS

A Covered Account is an account in which Covered Securities are held by you, or an account in which you own a beneficial interest (except where you have no influence or control). This includes IRA accounts as well as any 401k account held from a former employer that holds a Covered Security, such as stock of the former employer or a Fund which exclusively holds such stock.

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Covered Accounts are covered by this policy and are subject to the aforementioned preclearance and holding policies.

Accounts held by your spouse (including his/her IRA or 401k accounts), minor children and other members of your immediate family (children, stepchildren, grandchildren, parents, step parents, grandparents, siblings, in-laws and adoptive relationships) who share your household are also considered Covered Accounts, as are any other accounts over which you exercise investment discretion. In addition, accounts maintained by your domestic partner (an unrelated adult with whom you share your home and contribute to each other's support) are considered Covered Accounts under this Policy.

The Access Person will be presumed to have influence and control over any of the above-described accounts unless the Access Person obtains the written consent of the Chief Compliance officer to treat the account as not covered. If you are in any doubt as to whether an account falls within this definition of Covered Account, please see Compliance.

Covered Securities purchased through an account reported as non-covered is a breach of this Code even if the transaction was otherwise permitted. Unless prior written consent is obtained from the Chief Compliance Officer, the account will be designated as a Covered Account (defined below) and must promptly be transferred to a designated broker. If a security is covered, every Access

Person has an obligation to understand the rules that apply to pre-clearance, holding period and reporting of that security.

All US-based personnel are required to maintain their Covered Accounts at a Designated Broker as listed in Appendix B. US open-end mutual funds are not required to be held in a brokerage account - they may be held directly with the fund company or its transfer agent. To the extent that Access Persons hold Reportable Funds directly with the fund company or transfer agent, they assume the responsibility to report transactions in those funds manually in their quarterly reports and their holding in their annual report.

Persons on secondment from London or other offices may apply to Compliance for a waiver of the requirement to maintain their Covered Accounts at a US Designated Broker. As MyCompliance is a globally used system, employees wishing to trade in US securities must follow the procedures as set forth for US-based personnel unless waived by Compliance.

MANAGED ACCOUNTS

A Managed Account is an account over which the Access Person has no direct or indirect influence or control, such as where investment discretion is delegated in writing to an independent fiduciary.

Managed Accounts are still considered Covered Accounts and must be reported to Compliance. Compliance cannot approve a Managed Account until an official discretionary letter from the independent fiduciary is received which expressly states that the Access Person does not

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have any investment discretion. Compliance must have a discretionary letter on file for each managed account and will request an updated letter annually.

All managed accounts open after January 1, 2018 are required to be held at one of the designated brokers identified in Appendix B. If the account was open prior to January 1, 2018, it is not required to be held at a designated broker but quarterly statements must be provided to Compliance.

Since the Access Person does not have any investment discretion on Managed Accounts, transactions in these accounts are not subject to the preclearance and holding policies. However, Compliance will conduct periodic reviews to check the transactions in Managed Accounts against blackout and stop lists.

OPENING A NEW COVERED ACCOUNT

Employees must receive written approval from Compliance before opening a covered account with a broker. This rule applies to all new covered accounts, whether or not the employee already holds other approved accounts with the same broker. This rule also applies to managed accounts.

TRADING IN SECURITIES OF COMPANIES WHERE ADVISER HOLDS SIGNIFICANT POSITION

Regulatory and reputational risks are higher when Access Persons hold investments in which the Adviser and its affiliates (the "Advisory Group") collectively have large holdings on behalf of their clients and/or themselves. For this reason, Access Persons are not permitted to purchase equity investments in which the Advisory Group holds more than 10% of the issued share capital of the company (excluding open-ended investment companies and closed ended Schroder managed investment trusts) on behalf of clients (including both pooled funds and segregated accounts) or on its own behalf, except where pre-emption rights are compromised, e.g. in the case of public rights issues, in which case Compliance approval must be obtained.

This will be checked by MyCompliance as part of the pre-clearance procedure. The sale of existing holdings in which the Advisory Group holds more than 10% of a company's share capital may be made, subject to compliance with the rest of this policy, but personnel – in particular any Access Persons with knowledge of, or dealings with, the company or its senior management, arising from their Investment responsibilities – should exercise great care in determining the appropriate timing of such disposals having regard to their knowledge of the company's affairs and any anticipated or potential corporate events.

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BLACK OUT PERIODS – ACCESS PERSONS ONLY

∙In order to prevent Access Persons from buying or selling securities in competition with orders for clients, or from taking advantage of knowledge of securities being considered for purchase or sale for clients,4 Access Persons may not be able to execute a trade in a Covered Security within seven calendar days after a client has traded in the same (or a related) security. Trades requested through MyCompliance will run through pre-defined rules in the system which will include checking if a trade requested was also traded in a client account and may result in the trade requested by the Access Person being denied.

∙The Swiss Helvetia Fund – During the preparation of the annual and semi-annual financial reports for The Swiss Helvetia Fund, an Access Person may not purchase or sell shares of the Fund, except pursuant to a rights offering or tender offer. This blackout period will begin on the day following the date that the fiscal year (or half-year) ends, and end on the date when the financial report is filed with the Securities and Exchange Commission, or is mailed to shareholders(whichever is earlier). Exceptions to this blackout period will be granted only upon the obtaining of the prior written consent of either the Chief Compliance Officer or General Counsel.

ALL OTHER ADVISORY PERSONNEL

All other persons who are aware of securities under consideration for purchase or sale on behalf of clients, as well as personnel who are aware of portfolio holdings of Reportable Funds, wherever geographically situated, are subject to their local policies and procedures relating to personal securities transactions. Records of such persons' personal transactions will be maintained locally in accordance with Rule 204-2(a)(12) under the Advisers Act and made available to representatives of the US Securities and Exchange Commission upon request.

Temporary employees who are deemed Access Persons must comply with this Code, although such employees may not be subject to the requirement of maintaining Covered Accounts at a Designated Broker. Exemptions from the Code made for temporary employees shall be documented by Compliance.

REPORTING REQUIREMENTS

All personnel are required to report their transactions in Covered Securities in MyCompliance through various filings that are due at certain times of the year. Access Persons will receive

4A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

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notification of these filings and their respective deadlines via MyCompliance. Failure to comply with these time sensitive filings will result in a violation of the Code of Ethics.

INITIAL REPORTING

No later than 10 days after joining the Adviser, each Access Person must provide Compliance with a list of each Covered Security s/he owns (as defined above). The information provided, which must be current as of a date no more that 45 days prior to the date such person became an Access Person, must include: the title of the security; the exchange ticker symbol or CUSIP; the number of shares owned (for equities); and principal amount (for debt securities).

The Access Person must also provide information on the name of the broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person. The report must be signed by the Access Person and the date of submission noted. Access Persons may provide account statements in place of a written list.

Unless approved by the Chief Compliance Officer, all new Access Persons who have accounts with brokers that are not on the list of Designated Brokers (see Appendix B) will have to move their accounts within a reasonable timeframe established by Compliance upon their hire. The Chief Compliance Officer will only allow an Access Person to keep a Covered Account with a broker outside of the Designated Brokers list in extenuating circumstances.

QUARTERLY REPORTS

No later than 30 days after the end of each calendar quarter, each Access Person will provide Compliance with a report of all transactions in Covered Securities in the quarter. All information requested on the form issued via MyCompliance must be provided.

Access Persons must also report any new securities accounts established during the quarter, including the name of the broker/dealer and the date the securities account was established. If all transactions have taken place in Covered Accounts at an approved broker that provides statements to Schroders, a simple affirmation of those transactions may be provided through the electronic certification distributed by MyCompliance.

Transactions in shares of Reportable Funds must be reported, including transactions other than purchases through payroll deductions in the now combined Schroder 401(k) and Defined Contribution Plans. Only exchanges of existing positions must be reported. Payroll deductions and changes to future investment of payroll deductions do not need to be reported. All transactions in the SERP are subject to the same reporting requirements as the Schroder 401(k) plan.

Please note that capital calls on private placements do not require preclearance but should be reported on these quarterly reports.

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ANNUAL REPORTS

Within 45 days after the end of the calendar year, each Access Person must report all his/her holdings in Covered Securities as at December 31, including: the title; exchange ticker symbol or CUSIP; number of shares and principal amount of each Covered Security the Access Person owns (as defined above), and the names of all securities accounts.

The report must be submitted via MyCompliance by the Access Person and the date of submission noted. Access Persons may rely on brokerage statements provided by a Designated Broker or another broker-dealer that has been approved by the Chief Compliance Officer.

The information on personal securities transactions received and recorded will be deemed to satisfy the obligations contained in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. Such reports may, where appropriate, contain a statement to the effect that the reporting of the transaction is not to be construed as an admission that the person has any direct or indirect beneficial interest or ownership in the security. Any such reports shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

KNOWLEDGE OF THE CODE AND ANNUAL CERTIFICATION

Each Access Person is responsible for understanding the provisions of this Code. Each will certify, at least annually, that she or he has reviewed the current version of this Code and has complied with the Code.

The Chief Compliance Officer will ensure that Access Persons have access to the most current version of the Code. The Code will be maintained on the internal Compliance website at:

 http://myintranet.london.schroders.com/channels/index/compliance-usa/Pages/compliance-   usa.aspx

All Access Persons will receive written notification of amendments to the Code together with a copy of the revisions or directions on where a current copy can be obtained.

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SELF-REPORTING OF VIOLATIONS

Access Persons and Associated Persons have an obligation to review their own trading to ensure that they have acted in compliance with the provision of this Code. To the extent that such person determines that she or he has executed a transaction not in compliance with this Code, that person has an obligation to report the violation to the Chief Compliance Officer.

Any Access Person or Associated Person who knows of, or reasonably believes there is, a violation of applicable laws or this Code of Ethics, must report that information immediately to the Firm's Chief Compliance Officer. The reporting person may not conduct any preliminary investigations of the suspected violation unless authorized by the Firm's Compliance Department.

Any Access Person or Associated Person who in good faith reports a possible violation of law, regulation, Firm policy, or this Code of Ethics, or any other suspected illegal or unethical behavior is protected from retaliation. Retaliation against an Access Person or Associated Person reporting a violation constitutes a violation of this Code of Ethics. Supervised Persons may also choose to report violations anonymously. For information on how to report any such circumstances anonymously, please review our Whistleblowing Policy which is located on the Compliance intranet page.

Please note that a reporting person who has violated the law or a provision of this Code will not be protected from the consequences of that violation just because they reported it.

GRANTING OF EXCEPTIONS

The Chief Compliance Officer and the General Counsel may, on a case-by-case basis, grant exceptions to any provisions under this Code for good cause. Any such exceptions and the reasons for granting them will be maintained in writing by the Chief Compliance Officer and presented to the Board of Directors of the Adviser at the next scheduled meeting.

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Adopted:	October 1, 1995
Amended:	May 15, 1996
May 1, 1997
June 12, 1998
June 2, 1999
March 14, 2000
August 14, 2001
June 23, 2003
October 23, 2003
December 9, 2003
May 11, 2004
January 14, 2005
December 5, 2005
March 6, 2006
September 14, 2007
September 14, 2009
March 9, 2010
June 12, 2012
June 18, 2013
June 12, 2014
May 20, 2015
September 30, 2015
May 1, 2017

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APPENDIX A OF THE CODE OF ETHICS – APPROVERS

In the event that the MyCompliance system is not accessible, the US Compliance team is authorized to pre-clear personal transactions.

Compliance email: "*US SIM - SIM NA Compliance"

Link to MyCompliance: https://schroders.starcompliance.com/Employee

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APPENDIX B OF THE CODE OF ETHICS – DESIGNATED BROKERS

Designated Brokers:

Charles Schwab

Chase Investment Services

Citi Personal Wealth Management

E*Trade

Edward Jones

Fidelity

Goldman Sachs

Interactive Brokers

JP Morgan Securities / Private Bank

Lending Club*

Merrill Lynch

Morgan Stanley Smith Barney

Scottrade Financial

Stifel

T. Rowe Price

TD Ameritrade

UBS Wealth Management

Vanguard

Wells Fargo

*Lending Club (and other peer-to-peer lending accounts) where the employee is the lender must be disclosed via the "Outside Activity" section of MyCompliance. Please note that these accounts require line manager approval prior to being opened.

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APPENDIX C OF THE CODE OF ETHICS – RULE SET

Security Type	Requires Pre-	Subject to 60 day
	clearance?	holding period

Equities	Yes	Yes
Exchange Traded Funds	Yes	Yes
Derivatives	Yes	Yes
Fixed Income securities	Yes	Yes
US Open ended Mutual Funds - (other than Reportable Funds)	No	No
Non US Open ended Mutual Funds - (Not managed by the Adviser or	Yes	Yes
an affiliated adviser )

Reportable Funds and Non-US funds managed by Schroders (outside	No	Yes
of your Schroders 401k)

Closed end Funds	Yes	Yes
Initial Public Offerings	Yes	Yes
Private Placements	Yes	n/a
Non-volitional dividend reinvestment transactions and corporate	No	n/a
action elections for which formal public documents are issued

Schroders plc shares, purchased outside of a remuneration package	Yes	Yes, one year
Direct obligations of the US Government	No	No
Bankers acceptances, commercial paper, repurchase agreements,	No	No
bitcoins, currencies

Crowdfunding & Crowdsourcing – non security based	No	No
Crowdfunding & Crowdsourcing – security based	Yes	Yes

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APPENDIX D OF THE CODE OF ETHICS – REPORTABLE FUNDS

Affiliated Investment Companies Advised by SIMNA

The Swiss Helvetia Fund, Inc.

Schroder North American Equity Fund

Schroder Emerging Markets Small Cap Fund

Schroder Long Duration Investment-Grade Bond Fund

Schroder Short Duration Bond Fund

Schroder Total Return Fixed Income Fund

Affiliated Investment Companies Sub-Advised by SIMNA

Brookfield Real Assets Fund

Consulting Group Capital Markets Funds – International Equity Investments

Guidestone Funds –Extended Duration Bond Fund

Hartford Schroders Emerging Markets Debt and Currency Fund

Hartford Schroders Emerging Markets Debt and Currency Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders Global Strategic Bond Fund

Hartford Schroders Income Builder Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US Small Cap Opportunities Fund

Hartford Schroders US Small/Mid Cap Opportunities Fund

Met Investors Series Trust – Schroders Multi-Asset Portfolio

PMC Core Fixed Income Fund

Russell Core Bond Fund

Russell Investment Grade Bond Fund

Russell Strategic Bond Fund

SEI Opportunistic Income Fund

SunAmerica Schroders VCP Global Allocation Portfolio

SunAmerica Seasons Series Trust – International Equity Portfolio

Transamerica International Small Cap Fund

Vanguard International Explorer Fund

Vanguard International Growth Fund

Vanguard Variable Annuity Plan

Vantagepoint Low Duration Bond Fund

Wells Fargo Small Cap Opportunities Fund

Wilmington Trust Multi-Manager International Fund

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